Exhibit 10.24

DEVELOPMENT AGREEMENT

THIS DEVELOPMENT AGREEMENT (“Agreement”) is made effective this 8th day of January, 2009 (the “Effective Date”), by and between Toshiba Medical Systems Corporation, a Japanese corporation, having its place of business at 1385 Shimoishigami, Otawara-Shi, Tochigi 324-8550, Japan (“Toshiba”) and Vital Images, Inc., a Minnesota corporation having its principal place of business at 5850 Opus Parkway, Suite 300, Minnetonka, Minnesota 55343 USA (“Vital Images”).

RECITALS

A.        Vital Images is in the business of developing and licensing proprietary medical visualization application software products.

B.         Toshiba is in the business of developing and marketing proprietary medical visualization scanners and related hardware and software products.

C.         Toshiba  and Vital Images desire to collaborate to develop and commercialize  visualization application software.

NOW THEREFORE, in consideration of the terms, covenants, premises and conditions contained herein and for other good and valuable consideration, the parties hereto agree as follows:

1.  Definitions

a.          “Affiliate” of a person means another person that directly or indirectly controls, is controlled by or is under common control with the first person and, for this purpose, the term “control” (and the terms “controlling”, “controlled by” and “under common control”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

b.          “Agreed Royalties” means the stream of running royalty payments payable by Vital Images to Toshiba in consideration of the grant of the Non-Exclusive License, as determined in accordance with the following provisions. Promptly after the determination of the Fair Market Value of the Option Rights, Toshiba and Vital Images shall negotiate in good faith, using the most recent information available which is capable of verification (including the Fair Market Value of the Option Rights), with a view to determining the Agreed Royalties, including the amount, frequency and duration of the payments.  If Toshiba and Vital Images are unable to agree on the Agreed Royalties within thirty (30) days of the determination of the Fair Market Value of the Option Rights, then the Parties shall submit to mediation and, if necessary, arbitration in accordance with the principles and procedures set forth in the definition of

“Fair Market Value of the Option Rights”, which shall apply to the determination of the Agreed Royalties, mutatis mutandis, provided that the relevant time periods therein shall commence as at the end of the 30-day period referred to above.   In the event the Fair Market Value of the Option Rights has been determined through mediation or arbitration, the parties agree to appoint, subject to their availability, the same mediators and arbitrators to determine the Agreed Royalties as were appointed to determine the Fair Market Value of the Option  Rights.

c.          “Algorithm” means the mathematical equation underlying the process of identifying structures and calculating values that guides the development of a software application, whether or not patentable.

d.          “Change in Control” shall mean (i) any merger, statutory share exchange or consolidation of a party with or into any third party, that entitles the shareholders of the third party to receive at least one (1) seat on the board of directors and at least thirty-three and one-third percent (33-1/3%) of the outstanding capital stock of the post-merger company (provided, however, that any acquisition merger, statutory share exchange or consolidation of a party with or into * * *, * * *, and * * * or any of their affiliates  that entitles any such company of at least thirty-three and one-third percent (33-1/3%) of the outstanding capital stock of Vital Images shall be a Change in Control, whether or not such entity also receives a seat on the board of directors of Vital Images; (ii) any third party becoming the holder of a majority of the capital stock of a party entitled to vote generally for the election of directors; or (iii) the sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of a party in any transaction or series of transactions by such party.  In case of “Change in Control” of either party, that party shall assure that the acquiring equity shall agree to honor and fullfill the obligation of the party as contained in this Agreement.

e.          “Confidential Information” means, in relation to any Party, any confidential or proprietary information of such Party, whether in written, graphic, electronic, oral or physical form, including without limitation, (i) all Intellectual Property of such Party (including without limitation its Background Rights, Foreground Rights and Jointly-Owned Foreground Rights), (ii) any Product Development Plan, (iii) the terms of this Agreement, and (iv) the Parties’ discussions in connection with any of the foregoing.  The term “Confidential Information” shall not include any information which (1) is or becomes generally available to the public or the industry other than as a result of a breach of this Agreement by the recipient Party; (2) becomes available to the recipient Party on a non-confidential basis from a third party which, to the knowledge of the recipient Party (after reasonable inquiry), is not bound by any obligation of confidentiality to the disclosing Party in respect of such information; (3) the recipient Party can establish by its written records was already in its possession on a non-confidential basis prior to disclosure by or on behalf of the disclosing Party; (4) the recipient Party can establish by its written records was

* * * Confidential Treatment has been requested, the portion indicated has been redacted and the redacted portion has been separately filed with the Securities and Exchange Commission.

independently developed by the recipient Party without the use of any Confidential Information of the disclosing Party; or (5) is the subject of a written consent to disclose by the disclosing Party or otherwise is expressly acknowledged or agreed in writing by the disclosing party to not be or no longer be confidential or proprietary information.

f.           “Documentation” means user documentation created by Vital Images for use with the Project Software.

g.          “Fair Market Value of the Option Rights” means the fair market value of the Option Rights as at the date of occurrence of a Change in Control (but immediately prior, and without giving any effect, to such Change in Control), as determined in accordance with the following provisions.  Toshiba and Vital Images shall negotiate in good faith, using the most recent information available which is capable of verification, with a view to determining the Fair Market Value of the Option Rights.  If Toshiba and Vital Images are unable to agree on the Fair Market Value of the Option Rights within thirty (30) days of the occurrence of a Change in Control or a mutually-agreed upon longer period of time (the “Negotiation Period”), Toshiba and Vital Images shall attempt to establish the Fair Market Value of the Option Rights by submitting, within ten (10) days following the expiration of the Negotiation Period, to non-binding mediation in accordance with the Model Procedures for the Mediation of Business Disputes promulgated by the Center for Public Resources (“CPR”) then in effect, except where those procedures conflict with the terms and conditions of this definition, in which case this definition shall control.  The mediation shall be conducted in the Borough of Manhattan in New York, New York and shall be attended by senior executives of Toshiba and Vital Images with authority to make binding decisions with respect to the Fair Market Value of the Option Rights.  The mediator shall be experienced in mediating intellectual property right disputes and appointed from the list of neutrals maintained by CPR.  Following their submission to non-binding mediation, Toshiba and Vital Images shall promptly confer in an effort to select a mediator by mutual agreement.  In the absence of such an agreement, the mediator shall be selected from a list generated by CPR with each of Toshiba and Vital Images having the right to exercise challenges for cause and two (2) peremptory challenges within five (5) days after receiving the CPR list.  The mediator shall confer with Toshiba and Vital Images to design procedures to conclude the mediation within no more than twenty (20) days after initiation.  No statements or offers (written, electronic, verbal or otherwise) made by Toshiba and Vital Images during the mediation may be used by the other in any subsequent arbitration or litigation (other than in respect of any fraud).  If Toshiba and Vital Images are unable to determine the Fair Market Value of the Option Rights through mediation, Toshiba and Vital Images shall, within ten (10) days following the expiration of the mediation period set forth above, submit the issue of determination of the Fair Market Value of the Option Rights to binding arbitration pursuant to the Rules of the American Arbitration Association for Commercial Arbitration then in effect, except where those rules conflict with the terms and conditions of this definition, in which case this definition shall control.  Concurrently with its submission to arbitration, each of Toshiba and Vital Images shall (i) select an arbitrator (each a “Valuing Arbitrator”) who is unaffiliated with such Party and experienced in arbitrating intellectual property disputes and (ii) notify the other in writing of the identity of the arbitrator so selected.  In the event that Toshiba or Vital Images shall fail to timely select its Valuing Arbitrator, such Valuing Arbitrator shall be selected by the office of the American Arbitration Association (or any successor thereto) located in the Borough of Manhattan in New York, New York.  The Valuing Arbitrators shall, within twenty (20) days following their selection, select a third arbitrator (the “Deciding Arbitrator” and collectively with the Valuing Arbitrators, the “Arbitrators”).  If the Valuing Arbitrators are unable to agree on the Deciding Arbitrator, within such twenty (20)-day period, then the Deciding Arbitrator shall be selected by the office of the American Arbitration Association (or any successor thereto) located in the Borough of Manhattan in New York, New York.  Each of Toshiba and Vital Images shall pay the fees and expenses of the Valuing Arbitrator selected by it.  The fees and expenses of the Deciding Arbitrator shall be borne equally by Toshiba and Vital Images.  The arbitration hearing shall be conducted in the Borough of Manhattan in New York, New York and conclude no later than sixty (60) days after the date on which the Deciding Arbitrator is selected.  The Arbitrators shall set a date for the arbitration hearing; make determinations based solely on the documents and other evidence presented at the arbitration hearing; commit to the rendering of a determination of the Fair Market Value of the Option Rights within twenty (20) days after the conclusion of the arbitration hearing (the date on which such arbitration hearing concludes being hereinafter referred to as the “Conclusion Date”) and provide discovery according to the time limits specified herein, giving recognition to the understanding of Toshiba and Vital Images that they contemplate reasonable discovery, including document demands and depositions, but that such discovery be limited so that the time limits specified herein may be met without undue difficulty.  In no event shall the Arbitrators allow either Toshiba or Vital Images to obtain more than a total of thirty (30) hours of deposition testimony from all witnesses, including both fact and expert witnesses.  In the event multiple hearing days are required, they shall be scheduled consecutively to the greatest extent possible.  The Arbitrators shall, within twenty (20) days after the Conclusion Date, render a written opinion (the “Valuation Opinion”) to each of Toshiba and Vital Images setting forth in reasonable detail the Fair Market Value of the Option Rights and the criteria upon which such value is based.  The Fair Market Value of the Option Rights established shall be final and binding on Toshiba and Vital Images.  Neither Toshiba nor Vital Images may apply to any court to vacate, modify or appeal the Fair Market Value of the Option Rights as established pursuant to this definition, but may apply to an appropriate court solely for the purpose, if necessary, of enforcing the recognition of the Fair Market Value of the Option Rights as established pursuant to this definition.  Notwithstanding the foregoing, Toshiba or Vital Images may seek to vacate or modify the Fair

Market Value of the Option Rights as established pursuant to this definition solely on the grounds of fraud or miscalculation of figures.

h.          “Foreground Rights” means any Patents, Algorithms or other Intellectual Property authored, conceived and/or reduced to practice by Toshiba and/or Vital Images employees or agents during the Term pursuant to this Agreement or any Product Development Plan.

i.           “Intellectual Property” means all forms of intellectual property in any jurisdiction and under any law, whether now or hereafter existing, including (a) Patents; (b) Algorithms; (c) trade secrets and other confidential or non-public business information, including, ideas, formulas, compositions, inventor’s notes, discoveries, improvements, concepts, know-how, manufacturing and development information, data resulting or derived from research activities, inventions, invention disclosures, unpatented blue prints, drawings, specifications designs, plans, proposals and technical data, business and marketing plans, market surveys, market know-how and customer lists and related information; (d) copyrights, whether or not registered, and any non-registered copyright to any writings and other copyrightable works of authorship, including source code, object code, documentation (whether or not released), and databases; (e) integrated circuit topographies and mask works; (f) features of shape, configuration, pattern or ornament; and (g) registrations of, and applications to register, any of the foregoing with any governmental entity and any renewals or extensions thereof and all other rights to any of the foregoing, but excluding trademarks and related rights.

j.           “Jointly-Owned Foreground Rights” means any Foreground Rights (including any improvements, modifications or derivative works thereto) authored, conceived and/or reduced to practice jointly by both Toshiba and Vital Images employees or agents in the performance of a Product Development Plan. Notwithstanding the foregoing, any source code written by, on behalf of or with the participation of Vital Images, its employees or agents is not a part of Jointly-Owned Foreground Rights, regardless whether such source code is part of Project Software and even if Toshiba employees or agents participate in the creation of such source code. For purposes of clarity, the fact that the development of Foreground Rights by Vital Images employees or agents may be funded in whole or in part by Toshiba does not make such Foreground Rights Jointly-Owned Foreground Rights unless Toshiba employees or agents also authored, conceived and/or reduced to practice such Foreground Rights.

k.          “Party” means each of Toshiba and Vital Images, and their respective successors and assigns.

l.           “Patents” means inventions, discoveries, patent applications, patents (including letters patent, industrial designs, and inventor’s certificates), design registrations, invention disclosures, and applications to register industrial designs, and any and all rights to any of the foregoing anywhere in the world, including any provisionals, substitutions, extensions, supplementary patent certificates, reissues, re-exams, renewals, divisions, continuations, continuations in part, continued prosecution applications, and other similar filings or notices provided for under the laws of the United States or of any other country.

m.         “Product Development Plan” means a written statement of work with respect to particular Project Software that is executed by Toshiba and Vital Images in substantially the form of Exhibit B attached hereto.

n.          “Product Development Plan Commencement Date” means, with respect to each Product Development Plan, the date work is to begin on such Product Development Plan (which shall be noted on such Product Development Plan).

o.          “Product Roadmap” is defined in Section 3.b.

p.          “Project Software” means software or clinical applications developed pursuant to this Agreement, as more fully described in a Product Development Plan.  Project Software may be based on, covered by, incorporate or use Toshiba Background Rights, Toshiba Foreground Rights, Vital Images Background Rights, Vital Images Foreground Rights, or Jointly-Owned Foreground Rights, and such underlying rights are not within the definition of “Project Software”. Each Product Development Plan will specifically describe the Project Software to be developed pursuant to such Product Development Plan.

q.          “Release of Project Software” means achievement of Vital Images Milestone 3 (M3), i.e., the completion of testing and fulfillment of release requirements of Project Software, as more fully described in the Product Development Plan applicable to such Project Software.

r.           “Reseller Agreement” means the Marketing and Distribution Agreement between Toshiba and Vital Images dated as of November 21, 2008, and effective as of January 1, 2009, as amended, restated, supplemented, extended, renewed or otherwise modified from time to time.

s.          “Silent Period” means any period of time during the Term during which no Product Development Plans are active.

t.           “Specifications” means instructions, drawings, technical specifications and any other requirements for the Project Software agreed between Toshiba and Vital Images.

u.          “Third Party Tools” means programming, development, or other tools of third parties that Vital Images desires to use or does use or incorporates in the Project Software or Documentation.

v.          “Toshiba Background Rights” means any Intellectual Property authored, conceived and/or reduced to practice by Toshiba (i) prior to the Effective Date, (ii) after the expiration or termination of this Agreement or (iii) during the Term but which is outside the scope of the work contemplated by any Product Development Plan.

w.         “Toshiba Competitor” means (i) each of * * *, * * *, and * * * and their respective Affiliates and (ii) each of the medical visualization subsidiaries or businesses of the entities in subsection (i), if and when such subsidiaries or business is no longer owned by such entities.

x.           “Toshiba Field of Use” means software residing on modality scanner hardware and any related consoles  that is developed, manufactured, promoted, marketed, sold and/or distributed by or on behalf of Toshiba.

y.          “Toshiba Foreground Rights” means any Foreground Rights authored, conceived, and/or reduced to practice solely by Toshiba’s employees or agents.

z.           “Vital Images Background Rights” means any Intellectual Property authored, conceived and/or reduced to practice by Vital Images (i) prior to the Effective Date, (ii) after the expiration or termination of this Agreement or (iii) during the Term but which is outside the scope of the work contemplated by any Product Development Plan.

aa.        “Vital Images Field of Use” means software for medical visualization that is developed, manufactured, promoted, marketed, sold and/or distributed by or on behalf of Vital Images.

bb.        “Vital Images Foreground Rights” means any Foreground Rights authored, conceived, and/or reduced to practice solely by Vital Images’ employees or agents.  Notwithstanding the foregoing, any source code written by, on behalf of or with the participation of Vital Images, its employees or agents is not a part of Vital Images Foreground Rights, regardless whether such source code is part of Project Software.

cc.        “Work Product” means all reports, designs, data, test results, drawings, models, algorithms, instructions, specifications, notes, analysis, memoranda, designs, software, object code, source code, plans, records, hardware, manuals, documents, prototypes, trade secrets, inventions, discoveries, works of authorship, deliverables and other materials and work products created or made by or on behalf of a Party pursuant to this Agreement.

2.             Development of Project Software.

a.          Product Development Plans.  From time to time during the Term of this Agreement, Toshiba and Vital Images may enter into Product Development

* * * Confidential Treatment has been requested, the portion indicated has been redacted and the redacted portion has been separately filed with the Securities and Exchange Commission.

Plans with respect to Project Software.   Upon the execution of a Product Development Plan, Vital Images shall begin developing the Project Software described in such Product Development Plan in accordance with the schedule and other terms set forth in such Product Development Plan and the other terms and conditions set forth in this Agreement.

b.          Changes to Product Development Plans.  The Parties may amend a Product Development Plan at any time by mutual written agreement. Any changes or amendments shall be made in accordance with Vital Images’ change control process.

c.          Cooperation.  The performance of the development contemplated hereunder shall be coordinated by the Project Managers (defined in Section 3).  The Parties agree that the successful completion of any development activities is largely dependent upon the cooperation and the regular exchange of information between the Parties.  The Parties shall facilitate the development contemplated hereunder through the regular exchange of information.  Each Party shall inform the other without undue delay about any delays in the performance under any ongoing Product Development Plan or the achievement of any milestones under any ongoing Product Development Plan.

d.          Release of Project Software.  Upon Release of Project Software with respect to any Project Software described in a Product Development Plan (the date of Release of Project Software, the “Release Date”), such Project Software shall become a “Product” (as such term is defined in the Reseller Agreement) and shall be subject to all terms and conditions of the Reseller Agreement.  The Parties shall agree upon pricing for the Project Software and shall amend Exhibit E to the Reseller Agreement to reflect the pricing for the Project Software that the parties have agreed upon.  The Product Development Plan shall terminate on the Release Date of the related Project Software.  For purposes of clarity, ownership of Project Software, including the source code and object code, shall remain with Vital Images (subject to Toshiba’s rights in any Toshiba Background Rights, Toshiba Foreground Rights or Jointly-Owned Foreground Rights incorporated therein) and Toshiba shall have no rights to reverse engineer or decompile such Project Software.

e.          Toshiba Exclusive Resell Period.  With respect to Project Software that becomes a Product as described above, notwithstanding any provisions to the contrary in any other agreement between the parties, Toshiba shall have the exclusive right to resell such Product in accordance with the Reseller Agreement, until the date that is one hundred eighty (180) days after the Release Date (the “Exclusive Period”).  Vital Images agrees that it will not sell, license, sub-license or otherwise transfer or dispose of such Product to any person other than Toshiba during the applicable Exclusive Period.

3.           Project Management.

  a.        Each Party shall each designate a “Project Manager” for each Product Development Plan in effect from time to time who shall be the principal point of contact for all matters relating to such Product Development Plan.  The Project Manager designated by a Party for a Product Development Plan may be changed by written notice to the other Party.

  b.        Toshiba and Vital Images agree to develop a “Product Roadmap” that will describe the development activities the parties desire to undertake under this Agreement.  The Product Roadmap shall be revised by the parties every six months and shall describe the Parties’ development and release plans relating to this Agreement for the next two years (or until the end of the term of this Agreement, if the remaining term of this Agreement is less than two years at the time of the revision of the Product Roadmap).

  c.        Toshiba and Vital Images will meet on an as needed basis, but at least twice annually, at mutually agreed times and places to:

(i)            review and revise the Product Roadmap;

(ii)           review the progress of each ongoing Product Development Plan and discuss necessary changes to the scope, development schedule or actions to be taken;

(iii)          synchronize the Parties’ product development plans and processes; and

(iv)         discuss any other matters as agreed upon by the Parties.

4.           Funding of Development Costs; Resources Devoted to Development.

  a.        Vital Images Resources. Vital Images agrees to devote at least * * * full-time product development engineering personnel (including project management, scientist/algorithm development engineers, software/clinical development engineers, and quality/test engineers) during the term of this Agreement to work exclusively on activities defined in the Product Development Plans in effect from time to time and to accelerating clinical application development as defined in the Product Roadmap.  In addition, Vital Images will assign without limitation the necessary shared resources to support the validation and testing, alpha/beta testing, clinical evaluation support, and program and release management defined in the Product Development Plans in effect from time to time.

  b.        Toshiba Funding/Resources.  Toshiba shall pay Vital Images for the efforts expended in each Product Development Plan in effect from time to time at the rates set forth on Exhibit A (the “Toshiba Funding”).  Toshiba agrees that so long as at least one Product Development Plan is in effect, Toshiba Funding will not be less than an amount sufficient to provide funding for the * * * full-time

* * * Confidential Treatment has been requested, the portion indicated has been redacted and the redacted portion has been separately filed with the Securities and Exchange Commission.

product development engineering personnel referred to in Section 4.a. Toshiba will devote such internal resources and personnel as are reasonably necessary to fulfill Toshiba’s obligations under this Agreement.  Toshiba shall be responsible for managing and funding clinical evaluation and validation of Project Software and shall enable the participation of Vital Images’ personnel in such process; provided, however, that Vital Images may also conduct independent clinical evaluation and validation.  Clinical evaluation and validation for Project Software shall be defined in each Product Development Plan in effect from time to time.

  c.        Silent Period.  During any Silent Period but not to exceed six (6) months, Toshiba will continue to provide funding to Vital Images, at the rates set forth in Exhibit A, for any Vital Images personnel who, during such Silent Period, are assigned to and actively engaged on projects related to errors reported in any Project Software that has been released prior to such Silent Period pursuant to this Agreement.  In addition, during any Silent Period and also after any expiration of the Term (but not after any termination of the Term under Section 6(b), (c) or (d)), Toshiba will provide funding for * * * full-time product development engineering personnel for a period, not to exceed six (6) months during and after the expiration of the Term in order to assist Vital Images to cover reallocation and/or termination costs.

  d.        Reporting and Audit Provisions.  Vital Images will implement a project accounting system to track its spending and time worked, on an employee-by-employee basis, on (i) each Product Development Plan in effect from time to time, or (ii) any other work performed by Vital Images personnel for which Toshiba is required to provide any funding under this Agreement.  Vital Images will provide to Toshiba a periodic report of such spending and time worked in a form and frequency to be agreed upon by the Parties (the “Spending Reports”).  Toshiba shall have the right, at its cost and expense, to audit the Spending Reports from time to time.  Upon reasonable prior request by Toshiba, Vital Images will permit Toshiba personnel and Toshiba’s designated outside accountant to review the Spending Reports and all supporting or related books, records, systems, invoices, receipts and other documents of Vital Images (all of which shall be treated as Confidential Information of Vital Images).  Vital Images shall cooperate reasonably with Toshiba personnel and its accountant in connection with any such audit.

5.           Original Works.

  a.        Except for Third-Party Tools, all Vital Images’ Work Product shall constitute original works under all applicable copyright laws.

  b.        Vital Images shall obtain in writing all rights, licenses, grants, consents, and/or permissions necessary to use or incorporate any Third Party Tools.  Vital Images shall further ensure that no fees, payments, royalties, or any additional

* * * Confidential Treatment has been requested, the portion indicated has been redacted and the redacted portion has been separately filed with the Securities and Exchange Commission.

consideration of any kind will be imposed upon Toshiba by any third party with respect to any such Third Party Tools.

6.                                       Term and Termination.

  a.                                Term of Agreement.  The “Term” of this Agreement shall begin on the Effective Date and shall, unless terminated earlier as provided herein, terminate immediately on December 31, 2009, provided that the Agreement shall renew if, at any time during the Term, a new Product Development Plan is agreed to that will extend into the next calendar year, in which case this Agreement shall automatically renew until six (6) months following the end of all active Product Development Plans (and the word “Term”, where used herein, shall be deemed to include such extended period).  Upon expiration of the Term or termination of this Agreement, neither Party shall have any further obligation to the other Party under this Agreement (including, for avoidance of doubt, any obligation of Toshiba to provide any further funding to Vital Images pursuant to the Agreement other than payment of invoices for efforts expended by Vital Images prior to the expiration of the Term or termination of this Agreement); provided, however, that upon such expiration or termination (i) each Party shall return to the other Party any property of such other Party in its possession including, but not limited to, the other party’s Confidential Information and any technical documents related to the other party’s Background Rights, (ii) each party shall retain ownership of its Intellectual Property (subject to the provisions of Sections 7, 8 and 9 below), (iii) the provisions of the second sentence of Section 4(c) shall survive expiration of this Agreement in accordance with its terms, (iv) Section 4(d) shall survive expiration or termination and continue in full force and effect for a period of six months, and (v) the provisions of this Section 6 and Sections 2(e), 7, 8(a), 8(b) (subject to any duration periods provided therein), 9, 10 and 11 shall survive expiration or termination and continue in full force and effect; provided that (i) Section 8(b) shall not survive termination in case this Agreement is terminated by Toshiba in accordance with Section 6(b), (ii) Section 8(a) shall not survive termination in case this Agreement is terminated by Vital Images in accordance with Section 6(b), and (iii) Sections 8(a) and 8(b) shall not survive the occurrence of a Change in Control to a Toshiba Competitor in case this Agreement is terminated by Toshiba in accordance with Section 6(c) due to the occurrence of such Change in Control during the term of this Agreement or in case Toshiba so requests to Vital Images in writing due to the occurrence of such Change in Control after the termination or expiration of this Agreement, provided, however, that each Party may continue to develop, manufacture, market, and maintain its then current products within its Field of Use after invalidation of Sections 8(a) and 8(b) hereunder.

  b.                Termination for Cause.

(i)                                     Material Breach.  Either Party shall have the right to terminate this Agreement and any or all ongoing Product Development Plans upon immediate written notice if the other Party is in material breach or default of any of its representations, warranties, covenants, or other obligations set forth in this Agreement or any Product Development Plan and such Party fails to cure such breach or default within thirty (30) calendar days following receipt of written notice of such breach.

(ii)                                  Insolvency.  Either Party may, at its sole option, immediately terminate this Agreement and any or all ongoing Product Development Plans upon written notice, but without prior advance notice, to the other Party in the event that (A) the other Party is or becomes insolvent or is declared bankrupt by a court of competent jurisdiction; (B) a voluntary petition of bankruptcy is filed in any court of competent jurisdiction by such other Party; (C) an involuntary petition for bankruptcy is filed in any court of competent jurisdiction against such other Party; (D) a receiver or trustee is appointed for such other Party; or (E) this Agreement is assigned by such other Party for the benefit of creditors.  For purposes of this Agreement, a Party shall be deemed to be “insolvent” when such Party has ceased to pay its debts in the ordinary course of business, cannot pay its debts as they become due, or is insolvent within the meaning of the federal bankruptcy law.

  c.                 Termination upon Change in Control.  Vital Images shall give Toshiba notice of the occurrence of a Change in Control no later than two (2) business days after the occurrence of such Change in Control.  Neither the failure nor delay by Vital Images in giving such notice shall affect any of Toshiba’s rights under this Agreement.  Toshiba may terminate this Agreement and any or all ongoing Product Development Plans upon thirty (30) days written notice to Vital Images in the event of a Change in Control; provided, however, that such notice must be given to Vital Images within thirty (30) days of the date Vital Images gives notice of the occurrence of a Change in Control.

  d.                Termination Without Cause.  Either Party shall have the right to terminate this Agreement upon six (6) month advance written notice, provided that if at the end of such 6-month notice period there is one or more ongoing Product Development Plans, the notice period will be extended automatically until the Release Date of such ongoing Product Development Plan (or the last Release Date, if there was more than one such ongoing Product Development Plan) and upon such Release Date this Agreement will then terminate.

7.                                       Ownership of Intellectual Property.  Ownership of Intellectual Property shall be as follows:

  a.                                Vital Images shall not acquire any ownership interest in any Toshiba Background Rights or Toshiba Foreground Rights as a result of entering into or performing this Agreement or any Product Development Plan.  Toshiba shall not acquire any ownership interest in any Vital Images Background Rights, Vital Images Foreground Rights or Project Software as a result of entering into or performing this Agreement or any Product Development Plan.  Each Party shall own all Intellectual Property in any improvements, modifications, or derivative works that are authored, conceived, and/or reduced to practice solely by such Party’s employees or agents and based upon the other Party’s Background Rights or Foreground Rights (subject to the other Party’s ownership of the original underlying rights).

  b.                               If and to the extent any Jointly-Owned Foreground Rights are created:

(i)                                     Each of Toshiba and Vital Images shall have an undivided ownership interest in the Jointly-Owned Foreground Rights, and such ownership interest shall survive termination of this Agreement and the Reseller Agreement, and neither party shall owe the other any royalty, license fee or other sum for such ownership rights.

(ii)                                  The Parties may elect to jointly file for patent or other Intellectual Property protection with respect to Jointly-Owned Foreground Rights, and shall share the cost of such filing equally.  If either Party chooses not to seek such protection, the other Party may proceed at its own expense; provided that the non-filing party shall provide reasonable assistance in connection with the preparation and prosecution of such patent application.

(iii)                               Toshiba grants to Vital Images a worldwide, exclusive (even as against Toshiba), royalty-free license, with respect to the Jointly-Owned Foreground Rights, to practice the methods of any Patents included therein, to make, use, offer to sell, sell and import products covered thereby, and to distribute, perform, display, use, modify, improve and make derivatives works based upon such rights, in each case, within the Vital Images Field of Use. Vital Images grants to Toshiba a worldwide, exclusive (even against Vital Images), royalty-free license, with respect to the Jointly-Owned Foreground Rights, to practice the methods of any Patents included therein, to make, use, offer to sell, sell and import products covered thereby, and to distribute, perform, display, use, modify, improve and make derivatives works based upon such rights, in each case, within the Toshiba Field of Use.

8.                                       Mutual License Grants.

  a.                                              Vital Images Grant to Toshiba.  Vital Images hereby grants and agrees to grant to Toshiba:

(i)                                     for the Term, a worldwide, non-exclusive and royalty-free license to the Vital Images Background Rights solely for the purpose of performing under any Product Development Plan; and

(ii)                                  a worldwide, non-exclusive and royalty-free license to the Vital Images Foreground Rights solely in the Toshiba Field of Use.

  b.                                             Toshiba Grant to Vital Images.  Toshiba hereby grants and agrees to grant to Vital Images:

(i)                                     for the Term, a worldwide, non-exclusive and royalty-free license to the Toshiba Background Rights solely for the purpose of performing under any Product Development Plan; and

(ii)                                  a worldwide, non-exclusive and royalty-free license to the Toshiba Foreground Rights solely in the Vital Images Field of Use.

  c.                                                To the extent any Intellectual Property is based upon, incorporates, or requires intellectual property owned (either jointly or in whole) or controlled by a third party and must be used in connection with a Product Development Plan, the Party providing such Intellectual Property to the other party shall obtain any such necessary licenses or consents from such third party.  If such Intellectual Property is used jointly by the Parties, the Parties shall negotiate in good faith with such third party to obtain any such necessary licenses or consents from such third party.  The Parties acknowledge that the Project Development Plan may not be completed until any necessary third party licenses or consents are obtained.

  d.                                               Representations and Warranties with Respect to Intellectual Property.  Each Party represents and warrants to the other that it has the legal power to extend the rights granted to the other with respect to such Party’s Intellectual Property and that it has not made and will not make any commitments to others inconsistent with or in derogation of such rights. Each Party represents and warrants to the other that no fees, payments, royalties, or any additional consideration of any kind will be imposed upon the other by any third party with respect to any of such Party’s Intellectual Property.

  e.                                                Notwithstanding anything herein to the contrary, except as for the representations and warranties contained in Section 8(d), the Parties do not make any representation or warranty of any kind (whether express, implied or otherwise) with respect to any Intellectual Property licensed hereunder, including its validity, enforceability, value, reliability, suitability, fitness for use or purpose, or non-infringement of third party rights.  In no event shall either party’s liability hereunder exceed the amounts paid by Toshiba to Vital Images other than liability derived from infringement of third party rights.

9.                                       Option Upon Change in Control to a Toshiba Competitor.

  a.                                Upon the occurrence of a Change in Control to a Toshiba Competitor, Toshiba shall have the option, in its sole discretion, to purchase Vital Images’ interest in the Jointly-Owned Foreground Rights (the “Option Rights”) and, if Toshiba exercises such option (i) ownership of the Option Rights shall vest solely in Toshiba and the licenses in Section 7(b)(iii) shall terminate upon consummation of such purchase, and (ii) Toshiba may (but shall not be obligated to)  grant (subject to the consent of Vital Images, or its successors, in its discretion) a worldwide, non-exclusive license to Vital Images in the Option Rights to practice the methods of any Patents included therein, to make, use, offer to sell, sell and import products covered thereby, and to distribute, perform, display, use, modify, improve and make derivative works based upon such rights, in each case, solely within the Vital Images Field of Use, in consideration of which license (which shall contain the foregoing terms and other reasonable terms and conditions which are agreed in good faith by the Parties) Toshiba shall be entitled to the Agreed Royalties (the “Non-Exclusive License”).  The terms of the Non-Exclusive License may contain, among other things, the requirement that Vital Images implement reasonable policies and procedures to protect Toshiba’s Confidential Information.  The purchase price for the Option Rights (the “Purchase Price”) shall be equal to the Fair Market Value of the Option Rights.  Within thirty (30) days after the determination of the Purchase Price, Toshiba shall elect whether to exercise the option to purchase the Option Rights and whether to grant the Non-Exclusive License, by giving Vital Images written notice of its intent to do so (the “Option Notice”).

  b.                               As soon as practicable after the delivery of the Option Notice but no later than sixty (60) days thereafter, (i) Vital Images shall sell and transfer the Option Rights to Toshiba, free and clear of any liens or other encumbrances (other than the Non-Exclusive License), and Toshiba shall pay the Purchase Price to Vital Images in immediately available US dollar-denominated funds, and (ii) if Toshiba and Vital Images have elected to do so, Toshiba shall grant the Non-Exclusive License to Vital Images, subject to the terms of Section 9(a)(ii), provided that the time period to consummate the foregoing transactions may be extended for such period of time as is required to obtain any necessary regulatory approvals in connection therewith (without prejudice to the Parties’ obligations under Section 9(c) below).

  c.                                Each Party hereto shall, and shall cause its Affiliates to, use its reasonable commercial efforts to take all action necessary or appropriate to consummate the transactions contemplated by this Section 9, including acknowledging, executing and/or delivering, in a timely manner and in form and substance reasonably satisfactory to the other Party, any instruments of transfer and all other documents, instruments or assurances as may reasonably be requested by the other Party and making any filings with any governmental authority necessary, appropriate or reasonably requested by the other Party to enable such other party to satisfy its obligations or to obtain the benefits of the transactions contemplated by this Section 9.

10.                                 Confidentiality and Use.  A Party shall not disclose to any person or issue any press release or otherwise publish any Confidential Information of the other Party by any means or in any form other than any disclosure expressly permitted by this Agreement.  A Party shall not use any Confidential Information of the other Party for any purpose, including taking measures that would avoid creating a premature bar to a US or foreign patent application or any other use detrimental to the other Party, other than any use that is expressly permitted by this Agreement or any use that is necessary for the recipient Party to perform its obligations under this Agreement.  Each Party shall employ the same reasonable safeguards in receiving, storing, transmitting, and using proprietary confidential information that prudent organizations normally exercise with respect to their own property of significant value.  A Party may disclose Confidential Information to (a) its Affiliates and its and their respective directors, officers, employees and professional advisers (“Representatives”) solely on a need to know basis in connection with the purposes of this Agreement or the Reseller Agreement, provided that each such Representative agrees to be bound by the terms of this Section or (b) the other Party or such other Party’s Representatives.  A Party shall be liable for any breach of this Section by any of its Representatives.  If a Party or any of its Representatives is required by law or regulation or otherwise becomes legally compelled (by deposition, interrogatory, request for information or documents, subpoena, civil investigative demand, governmental agency action or similar process) to disclose any Confidential Information of the other Party to a person not otherwise permitted to receive such Confidential Information, then, any disclosure pursuant thereto shall not breach this Agreement if it complies with the provisions in the next two sentences. To the extent legally permissible, such Party and/or such of its Representatives, as the case may be, shall provide such other Party with prompt written notice of such legal requirement or compulsion and shall cooperate with such other Party in seeking a protective order or other appropriate remedy.  If such protective order or other remedy is not obtained or reasonably obtainable, or if such other Party waives compliance with the provisions hereof, then the legally compelled Party or Representative, as the case may be, (i) may disclose to the person compelling disclosure only that portion of such Confidential Information that such Party or Representative is advised by opinion of its legal counsel is legally required to be disclosed and (ii) shall exercise its reasonable commercial efforts to ensure that such Confidential Information so disclosed will be accorded confidential treatment.  A Party may disclose Confidential Information it determines is necessary or appropriate to disclose in any legal proceeding to enforce its rights against the other Party or defend any claim by the other Party arising under this Agreement; provided such Party exercises its reasonable commercial efforts to ensure that such Confidential Information so disclosed will be accorded confidential treatment. Upon the occurrence of a Change in Control, without limiting Vital Images’ other obligations herein, Toshiba shall have the right to request that Vital Images implement, and upon such request Vital Images shall implement promptly, such additional reasonable policies and procedures designed to protect Toshiba’s Confidential Information and any technical information related to

Toshiba Foreground Rights and Toshiba Background Rights from disclosure to a Toshiba Competitor or its Representatives in a manner reasonably satisfactory to Toshiba.

11.                                 Miscellaneous.

  a.                                Indemnification of Toshiba.  Subject to Article 8(e), Vital Images hereby agrees to indemnify, defend and hold Toshiba and its Affiliates and their respective officers, directors, employees, agents and representatives (collectively, the “Toshiba Indemnified Parties” and, individually, a “Toshiba Indemnified Party”) harmless from and against any and all damages, liabilities, losses, claims, judgments, fines, penalties, costs and expenses, including reasonable attorneys fees (“Losses”) sustained or suffered by any such Toshiba Indemnified Party as a result of any breach of any representation, warranty, covenant or agreement made by Vital Images in this Agreement.  Vital Images shall be given written notice of any third party suit, claim or other legal action for which Vital Images may have indemnification liability hereunder (“Vital Images Legal Action”) within thirty (30) days of Toshiba’s first knowledge thereof, provided, that, the failure of Toshiba to notify Vital Images of any such matter within the thirty (30) day period shall not release Vital Images, in whole or in part, from its obligations under this Section 11(a), except to the extent Toshiba’s failure to so notify Vital Images materially prejudices Vital Images’ ability to or materially increases Vital Images’ costs to defend against such Vital Images Legal Action.  Vital Images shall have sole and exclusive control of the defense of any Vital Images Legal Action, including the choice and direction of any legal counsel.  Toshiba may not settle or compromise any Vital Images Legal Action without the written consent of Vital Images unless such settlement or compromise contains an unconditional release of Vital Images from any indemnification liability hereunder.  Toshiba shall provide all reasonably requested assistance to Vital Images, at Vital Images’ expense.

  b.                               Indemnification of Vital Images.  Subject to Article 8(e), Toshiba hereby agrees to indemnify, defend and hold Vital Images and its Affiliates and their respective officers, directors, employees, agents and representatives (collectively, the “Vital Images Indemnified Parties” and, individually, a “Vital Images Indemnified Party”) harmless from and against any and all Losses sustained or suffered by any such Vital Images Indemnified Party as a result of any breach of any representation, warranty, covenant or agreement made by Toshiba in this Agreement.  Toshiba shall be given written notice of any third party suit, claim or other legal action for which Toshiba may have indemnification liability hereunder (“Toshiba Legal Action”) within thirty (30) days of Vital Images’ first knowledge thereof, provided, that, the failure of Vital Images to notify Toshiba of any such matter within the thirty (30) day period shall not release Toshiba, in whole or in part, from its obligations under this Section 11(b), except to the extent Vital Images’ failure to so notify Toshiba materially prejudices Toshiba’s ability to or materially increases Toshiba’s costs to defend against such Toshiba Legal Action.  Toshiba shall have sole and exclusive control of the defense of any Toshiba Legal Action, including the choice and direction of any legal counsel.  Vital Images may not settle or compromise any Toshiba Legal Action without the written consent of Toshiba unless such settlement or compromise contains an unconditional release of Toshiba from any indemnification liability hereunder.  Vital Images shall provide all reasonably requested assistance to Toshiba, at Toshiba’s expense.

  c.                                No Implied Waivers, Rights Cumulative.  No failure or delay on the part of either Party in exercising any right, power, remedy or privilege under this Agreement or provided by statute or at law or in equity or otherwise, including, without limitation, the right or power to terminate this Agreement, shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach of this Agreement or as an acquiescence therein, nor shall any single or partial exercise of any such right, power remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.

  d.                               Relationship of the Parties.  Nothing contained in this Agreement is intended or is to be construed to make the Parties partners, principal-agent, or joint venturers.  Except as expressly provided herein, neither Party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement or undertaking with any third party.  Each Party is an independent contractor to the other Party.  Each Party shall be responsible for its own taxes.

  e.                                Notices.  Notices permitted or required to be given hereunder shall be deemed sufficient if given by registered or certified mail, postage prepaid, return receipt requested, by private courier service, or by facsimile addressed to the respective addresses of the parties as first written above or at such other addresses as the respective parties may designate by like notice from time to time.  Notices so given shall be effective upon (i) receipt by the party to which notice is given, or (ii) on the fifth (5th) day following domestic mailing or the tenth (10th) day following international mailing, as may be the case, whichever occurs first.

  f.                                  Successors and Assigns; Binding Effect.  The terms and provisions of this Agreement shall inure to the benefit of, and be binding upon each Party and their respective successors and permitted assigns.  The terms of this Agreement are intended solely for the benefit of the Parties hereto and, except as otherwise provided in this Section 11(f), are not intended to confer upon any third party the status of a third party beneficiary.  The Toshiba Indemnified Parties and the Vital Images Indemnified Parties are third party beneficiaries of the provisions of Section 11(a) and Section 11(b), respectively.  Toshiba and Vital Images may amend, restate, supplement, extend, renew or otherwise modify, or cancel or terminate, all or any part of this Agreement and either of them may waive any provision of this Agreement, without the consent of any third party.

  g.                               Assignment.  Vital Images may assign all (but not less than all) of its rights, interests and obligations hereunder to a third party in connection with a Change in Control; provided that such assignment shall not affect Toshiba’s rights to terminate this Agreement pursuant to Section 6(c). nor shall such assignment affect Toshiba’s rights under Section 9.  Except as provided in the foregoing sentence, neither Party may assign or otherwise transfer any of its respective rights and interests, nor delegate any of its obligations, hereunder, without the prior written consent of the other Party in its sole discretion, provided that such consent shall not be unreasonably withheld if the proposed assignment is an Affiliate of the assigning Party.  Each Party may sublicense its licensed rights hereunder to its vendors, suppliers and development partners in connection with such Party’s authorized activities in its Field of Use, solely for use in accordance with the purpose of this Agreement but not for any unrelated use by any such party, subject however, in the case of Vital Images, to the provisions of Section 2(e).  For clarity, nothing in this Agreement shall prevent Vital Images (subject to the provisions of Section 2(e)) from selling Project Software and/or its other products for which the Intellectual Property licensed to Vital Images hereunder is used to its distributors, resellers, customers and end users, and from licensing end users to use such Project Software and/or its other products for which the Intellectual Property licensed to Vital Images hereunder is used, nor shall anything in this Agreement prevent Toshiba (subject to the provisions of the Reseller Agreement) from selling Project Software and/or its other products for which the Intellectual Property licensed to Toshiba hereunder is used to its distributors, resellers, customers and end users, and from licensing end users to use such Project Software and/or its other products for which the Intellectual Property licensed to Toshiba hereunder is used.  Also for clarity, in the event of an assignment, the licenses in Section 8 shall not include any Intellectual Property of the acquirer of any Party hereto.

  h.                               Amendments.  No amendment, modification, waiver, termination or discharge of any provision of this Agreement, nor consent by either Party to any departure therefrom, shall in any event be effective unless the same shall be in writing specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by the Parties, and each amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given.  No provision of this Agreement shall be varied, contradicted or explained by any other agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by the parties.

  i.                                   Arbitration and Governing Law.  This Agreement shall be subject to the dispute resolutions set forth in Article 17 of the Reseller Agreement and the choice of law provisions set forth in Section 18.7 of the Reseller Agreement.

  j.                                   Severability.  If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the fullest extent permitted by law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.  To the extent permitted by applicable law, each Party hereby waives any provision of law that would render any provision hereof prohibited or unenforceable in any respect.

  k.                                Entire Agreement.  This Agreement, together with the applicable provisions of any agreements or other documents expressly referenced herein, constitutes, on and as of the Effective Date, the entire agreement of the Parties with respect to the subject matter hereof, and all prior or contemporaneous understandings or agreements, whether written or oral, between the Parties with respect to such subject matter are hereby superseded in their entirety.  Toshiba and Vital Images hereby acknowledge that neither Party has been induced to enter into this Agreement by any representations or statements, oral or written, not expressly contained herein.  This Agreement shall not be deemed to amend or modify any provisions in the Reseller Agreement.

  l.                                   Section Headings.  The section headings in this Agreement are for convenience only and in no way define, limit, extend or interpret the scope of this Agreement or of any particular section hereof.

  m.                             Construction.  This Agreement has been reviewed and approved by each of the Parties.  In the event that it should be determined that any provision of this Agreement is uncertain or ambiguous, the language in all parts of this Agreement shall be in all cases construed as a whole according to its fair meaning and not strictly construed for nor against any Party and without regard to which Party may have drafted the language.

  n.                               Compliance with Laws.  Each party agrees to comply with the Japanese Foreign Exchange and Foreign Trade Laws, the U.S. Export Administration Regulations and any other applicable export laws and regulations, and neither party shall, directly or indirectly, export or re-export any technical information or data, including products or the derivatives of products, to any destination or country restricted or prohibited by such laws and/or regulations, unless properly authorized by the appropriate governmental authorities.

  o.                               Counterpart Originals.  This Agreement may be signed in counterparts, and each counterpart shall be deemed to be an original.

  p.                               Bankruptcy.  The Parties intend and agree that the licenses herein shall be considered licenses to “Intellectual Property” pursuant to Section 101 of the U.S. Bankruptcy Code, and that in the event a Party hereunder enters into bankruptcy, the other Party shall be entitled to exercise its rights under Section 365(n) of the U.S. Bankruptcy Code to the fullest extent permitted therein.

[Development Agreement Signature Page]

IN WITNESS WHEREOF, Toshiba and Vital Images have caused this Agreement to be executed by their duly authorized representatives.

Vital Images, Inc.		Toshiba Medical Systems Corporation

By:	/s/Michael H. Carrel	By:	/s/Yasuo Nobuta
Name and Title: Michael H. Carrel, President		Name & Title: Yasuo Nobuta, General
and CEO		Manager of CT Systems

EXHIBIT A

Toshiba Funding

Toshiba Funding shall be provided at the rate of * * * per man-year (* * * per man-month) for the period commencing on the Effective Date and termination on December 31, 2009 (as may be extended in accordance with Section 6(a)).  If the Parties agree to re new the term of this Agreement for an additional year, the Parties will adjust the man-year rate for the following year to ensure that funding takes into account inflation and employment market conditions; provided, however, that such rate may increase no more than * * * (* * *) each year.

Unless otherwise stated in a Product Development Plan, the Parties will agree upon the total Toshiba Funding required for each Product Development Plan and Toshiba will pay the amount of such agreed Toshiba Funding with respect to each Product Development Plan as follows:

* * *% Within * * *

* * *% Within * * *

* * *% Within * * *

[Vital Images issues invoice to Toshiba each time]

If the scope of any project changes from the originally-agreed upon Product Development Plan and additional Vital Images resources are required, the Parties will negotiate in good faith to agree on (i) an amendment to such Product Development Plan to reflect such project changes and (ii) an amendment to this Exhibit A to reflect the amount and timing of payment for such additional resources.  Neither Party shall have any obligation under this Agreement in respect of the project change or additional resources unless and until such amendments are agreed and executed by the Parties.  Unutilized resources during the Silent Period will be billed monthly and payable net 30 days from the invoice date.

* * * Confidential Treatment has been requested, the portion indicated has been redacted and the redacted portion has been separately filed with the Securities and Exchange Commission.

EXHIBIT B

PRODUCT DEVELOPMENT PLAN
VITAL IMAGES, INC. & TOSHIBA MEDICAL SYSTEMS CORPORATION

* * *

(* * *)

Document Control History

Rev	Date	Author(s)	Description of Change	ECO No.
A	* * *	* * *	Initial Release

* * * Confidential Treatment has been requested, the portion indicated has been redacted and the redacted portion has been separately filed with the Securities and Exchange Commission.

1.0  Project Purpose

The purpose of this project is to deliver * * *and enhance the features * * *application on the * * *software platform * * *. This would incorporate feedback from Toshiba’s * * *process and directly from * * *, and improve the quality of * * *.  The project would comprise * * * in * * *for the * * *, a * * * by * * * and * * * by * * * for the * * *.

2.0  Goals and Objectives

The following chart contains the goals and objectives for this project.

Goals

Release * * * by * * *

Provide * * *Software by * * *

Release * * * by * * *

3.0  Project Overview & Key Feature Definition

The scope of the * * *will include the software development and testing of the features described below.  The detailed feature specifications will be described in the Product Definition Statement (PDS) and will be delivered and iterated upon during the Requirements Phase.

* * *

* * *

•                  * * * to * * *results (* * *) — also * * *as * * *software update

•                  Combination of * * * into * * *

•                  Display * * * in * * *view

•                  Shortcut for creating * * * with * * *

•                  * * *for * * *

•                  * * * in * * *protocol

•                  Apply * * *during * * *

•                  Show the * * *of the * * *so it can be * * *to the * * * in * * *in * * *and on * * *

Other Quality and Performance Enhancements

•                  * * *improvements for * * *

•                  * * * tools (ability to * * *at any time, * * *)

* * * Confidential Treatment has been requested, the portion indicated has been redacted and the redacted portion has been separately filed with the Securities and Exchange Commission.

* * *

* * *Phase I

•                  Ability to * * *and/or * * * (support * * *)

•                  * * * with * * *tools

•                  * * *of * * * (* * *)

•                  * * *layouts for * * *using * * *, along with * * *

•                  * * *on * * *

•                  * * *, including * * *

•                  * * *

* * *

* * *Phase II

•                  * * *and * * *in * * *

•                  * * *

•                  * * *based on feedback from users

* * *

•                  * * *view of * * *

•                  General * * *enhancements

4.0  Project Organization

Project Management

Both Toshiba and Vital Images have assigned a Project Manager to coordinate all aspects of the project.  The project teams will communicate as appropriate via Video or Telephone conference on a weekly basis.  Listed below are the 2 project managers assigned to this project.

Roles	Company	Team Member
Project Manager	Vital Images	* * *
Project Manager	Toshiba	* * *

Product Development Team & Responsibilities

A key component of the development activities requires gaining feedback from key Clinical collaborators.  Below is a table that describes the primary Vital Images interface to these clinical collaborators.  It is essential that the Vital and Toshiba interfaces keep in regular contact.

Site	Collaboration Activity	Vital Contact	Toshiba Contact	Collaborator Contact
* * *	* * *	* * *	* * *	* * *

Other members of the project development team including their roles/responsibilities are:

* * * Confidential Treatment has been requested, the portion indicated has been redacted and the redacted portion has been separately filed with the Securities and Exchange Commission.

Roles	Company	Team Member
* * *	Vital Images	* * *
* * *	Vital Images	* * *
* * *	Vital Images	* * *
* * *	Vital Images	* * *
* * *	Vital Images	* * *
* * *	Vital Images	* * *
* * *	Vital Images	* * *

Toshiba will assign the following resources to the * * *project.

1 * * *

1 * * *

1 * * *

5.0  Project Plan & Schedule

Below is an overview of the schedule and the key milestones and deliverables for the * * * project:

Events	Estimated Date
* * *	* * *
* * *	* * *
* * *	* * *
* * *	* * *
* * *	* * *
* * *	* * *
* * *	* * *
* * *	* * *

Below is an overview of the schedule and the key milestones and deliverables for the * * *project:

Events	Estimated Date
* * *	* * *
* * *	* * *
* * *	* * *
* * *	* * *
* * *	* * *
* * *	* * *
* * *	* * *

* * * Confidential Treatment has been requested, the portion indicated has been redacted and the redacted portion has been separately filed with the Securities and Exchange Commission.

* * *	* * *
* * *	* * *
* * *	* * *
* * *	* * *
* * *	* * *

6.0  Evolution/Iteration of Product Development Plan

At least once per month, the items described in this Product Development Plan will be reviewed by the Project Managers and will be updated appropriately.  Any significant changes will be communicated to both parties and this document will be revised.  In revisions will follow Vital Images Change Control Process and will require signature by both parties.

7.0  Toshiba * * *

Based on the above milestones, the * * *from Toshiba for this Product Development Plan is agreed upon * * *of which * * * for development activities completed in 2008 (* * *man months) and * * *for development activities in 2009 (* * *man months).  These amounts are based on * * *for the duration of the project.

The * * *period of the * * *in this Product Development Plan is when the * * *of the * * *.

8.0  Miscellaneous

Notwithstanding any provisions of this Agreement, either party shall not disclose any Confidential Information to the other party in connection with the Product Development Plan set forth in this Exhibit B. In the event that the disclosure to the other party of one party’s Confidential Information is indispensable for performing the Product Development Plan, the disclosing party shall provide, on non-confidential basis, the summary of such Confidential Information and obtain the written consent of the receiving party prior to the disclosure of such Confidential Information to the receiving party.

* * * Confidential Treatment has been requested, the portion indicated has been redacted and the redacted portion has been separately filed with the Securities and Exchange Commission.